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                            INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement No. 333-27871 of Scheid Vineyards Inc. on Form SB-2 of our report dated April 18, 1997 appearing in the prospectus and to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Los Angeles, CA

July 2, 1997